Exhibit 8

Subsidiary	Country of incorporation
Cadbury Trebor Bassett (an unincorporated partnership operating in Great Britain between Cadbury Ltd, Trebor Bassett Ltd and The Lion Confectionary Co Ltd)	n/a
Green & Black’s Chocolate Ltd	Great Britain
Reading Scientific Services Ltd	Great Britain
Cadbury Belgium NV	Belgium
Schweppes Belgium SA	Belgium
Dandy A/S	Denmark
Cadbury Stimorol Danmark A/S	Denmark
Cadbury France	France
Centre d’Elaboration des Concentrés Orangina	France
Comptoir Européen de la Confiserie	France
Orangina Schweppes Holding	France
Apollinaris & Schweppes GmbH	Germany
Cadbury Hellas AE	Greece
Berkeley Re Ltd	Ireland
Cadbury Ireland Ltd	Ireland
Cadbury Italia SpA	Italy
Cadbury Netherland BV	Netherlands
Cadbury CIS BV	Netherlands
Schweppes International Ltd	Netherlands
Cadbury Wedel Sp. zo.o.	Poland
Cadbury Portugal – Produtos de Conféitaria, Lda	Portugal
Schweppes Portugal, SA	Portugal
Dirol Cadbury LLC	Russia
Cadbury España, SL	Spain
Cadbury Schweppes Bebidas de España SA	Spain
La Casera SA	Spain
Cadbury Sweden AB	Sweden
Cadbury Switzerland Faguet & Co	Switzerland
Cadbury Stani Adams Argentina SA	Argentina
Cadbury Adams Brasil Industria e Comercio de Produtos Alimenticios Ltda	Brazil
Cadbury Adams Bolivia S.A.	Bolivia
Cadbury Adams Canada Inc	Canada
Cadbury Beverages Canada Inc	Canada
Cadbury Stani Adams Chile Productos Alimenticios Ltda	Chile
Cadbury Adams Colombia SA	Colombia
Cadbury Adams Costa Rica SA	Costa Rica
Cadbury Adams Dominicana S.A.	Dominican Republic
Cadbury Adams Ecuador SA	Ecuador
Cadbury Adams El Salvador SA de CV	El Salvador

Subsidiary	Country of incorporation
Cadbury Adams Guatemala, SA	Guatemala
Cadbury Adams Distribuidora Mexico, SA de CV	Mexico
Cadbury Adams Mexico, S de RL de CV	Mexico
Distribuidora Anahuac, SA de CV	Mexico
Distribuidora de Aguas Minerales, SA de CV	Mexico
Cadbury Adams Panama, SA	Panama
Cadbury Adams Peru SA	Peru
Cadbury Adams USA LLC	USA
Dr Pepper/Seven Up, Inc	USA
Mott’s LLP	USA
Pacific Snapple Distributors, Inc	USA
Snapple Beverages Corp	USA
Snapple Distributors, Inc	USA
CAS Uruguay SA	Uruguay
Cadbury Adams, SA	Venezuela
Cadbury Schweppes Pty Ltd	Australia
Cadbury Confectionery (Guangzhou) Co, Ltd	China
Cadbury Food Co Ltd China	China
Trebor Wuxi Confectionery Company Ltd	China
Cadbury Egypt Group for Food Industries Company	Egypt
The International Company for Gum and Confectionery S.A.E. ‘Incogum’	Egypt
Cadbury Ghana Ltd	Ghana
Cadbury Four Seas Company Ltd	Hong Kong
Cadbury India Ltd	India
PT Cadbury Indonesia	Indonesia
Cadbury Japan Ltd	Japan
Cadbury Kenya Ltd	Kenya
Cadbury Adams Middle East SAL	Lebanon
Cadbury Confectionery Malaysia SB	Malaysia
Cadbury Morocco	Morocco
Cadbury Confectionery Ltd	New Zealand
Cadbury Pakistan Ltd	Pakistan
Cadbury Singapore Pte Ltd	Singapore
Bromor Foods (Pty) Ltd	South Africa
Cadbury South Africa (Pty) Ltd	South Africa
Cadbury (Swaziland) (Pty) Ltd	Swaziland
Cadbury Adams (Thailand) Ltd	Thailand
Kent Gida Maddeleri Sanayii ve Ticaret Anonim Sirketi	Turkey
Cadbury Schweppes Australia Ltd	Australia
CS Finance Pty Ltd	Australia
Cadbury Schweppes France SAS	France
Berkeley Square Investments Ltd	Great Britain
Cadbury Schweppes Asia Pacific Pte Ltd	Singapore
Cadbury Schweppes Finance p.l.c.	Great Britain

Subsidiary	Country of incorporation
Cadbury Schweppes Holdings LLC	Great Britain
Cadbury Schweppes Investments plc	Great Britain
Cadbury Schweppes Overseas Ltd	Great Britain
Cadbury Schweppes US Investments Ltd	Great Britain
Vantas International Ltd	Great Britain
Cadbury Schweppes Treasury Services	Ireland
Adams MeCCA Holdings BV	Mexico
Cadbury Aguas Minerales, SA de CV	Mexico
Cadbury Schweppes Investments BV	Netherlands
Cadbury Schweppes Delaware, LP	USA
Cadbury Schweppes Holdings (U.S.)	USA
CBI Holdings Inc	USA